Exhibit 99.1

TRACON Pharmaceuticals Appoints Stephen Worland to its Board of Directors

San Diego, CA — February 27, 2015 — TRACON Pharmaceuticals (NASDAQ:TCON), a clinical stage biopharmaceutical company focused on the development and commercialization of novel targeted therapeutics for cancer, age-related macular degeneration and fibrotic diseases, announced today that it has appointed Stephen Worland to its Board of Directors.

“Steve’s extensive experience in the pharmaceutical and biotechnology industries, including senior leadership and board positions in several successful companies, will complement and strengthen our Board,” said Charles Theuer, M.D. Ph.D., President and CEO of TRACON.  “His expertise in identifying growth opportunities and building organizations will be invaluable as we advance our programs.”

“I am honored to join the board of TRACON, given the substantial potential of the Company and its pipeline,” said Dr. Worland. “I’m particularly excited by the breadth of TRACON’s oncology development program and look forward to working with the board and management team over the coming years.”

Dr. Worland is currently President and Chief Executive Officer and a director of eFFECTOR Therapeutics, Inc., a company focused on new treatments for cancer, where he has served since May 2012.  Previously, Dr. Worland was President and Chief Executive Officer and a director of Anadys Pharmaceuticals, Inc., a biopharmaceutical company which discovered and developed treatments for hepatitis C and cancer, from August 2007 until the company’s acquisition by Roche in November 2011.  Dr. Worland joined Anadys in 2001 and served in a number of executive roles prior to being named Chief Executive Officer, including President, Pharmaceuticals, and Chief Scientific Officer.  Dr. Worland began his healthcare industry career at Agouron Pharmaceuticals, Inc. and remained with the company through its successful commercialization of an HIV protease inhibitor and successive acquisitions by Warner-Lambert and Pfizer.  During this period, Dr. Worland held a number of positions, including Vice President, Antiviral Research and Director, Molecular Biology and Biochemistry.  Dr. Worland was a National Institutes of Health Postdoctoral Fellow in Molecular Biology at Harvard University.  Dr. Worland received his B.S. with highest honors in Biological Chemistry from the University of Michigan and his Ph.D. in Chemistry from the University of California, Berkeley.

About TRACON

TRACON develops targeted therapies for cancer, age-related macular degeneration and fibrotic diseases. TRACON’s current pipeline includes two clinical stage product candidates: TRC105, an anti-endoglin antibody that is being developed for the treatment of multiple solid tumor types, and TRC102, a small molecule that is being developed for the treatment of lung cancer and glioblastoma.  Both TRC105 and TRC102 are being developed for treatment in combination with currently available therapies. To learn more about TRACON and its product candidates, please visit TRACON’s website at www.traconpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the future contributions of Mr. Worland and the potential of TRACON’s pipeline.  Forward-looking statements speak only as of the date of this press release and TRACON does not undertake any obligation to update or revise these statements, except as may be required by law.  These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and actual results may differ materially from those in these forward-looking statements as a result of various factors.  These factors include, but are not limited to, risks inherent in drug development and clinical trials, whether TRACON’s product candidates will be shown to be safe and effective and whether TRACON is able to obtain regulatory approval for or successfully commercialize its product candidates.  For a further description of these and other risks facing TRACON, please see the risk factors described in TRACON’s filings with the United States Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in those filings.  Forward-looking statements speak only as of the date of this press release and TRACON undertakes no obligation to update or revise these statements, except as may be required by law.

Contact:

Casey Logan

Chief Business Officer

(858) 550-0780 ext. 236

clogan@traconpharma.com